UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 18, 2007

WAVE URANIUM HOLDING

(Exact name of registrant as specified in its charter)

Nevada	333-137613	71-1026782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5348 Vegas Drive, Suite 228, Las Vegas, NV 89108
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (303) 499-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Stock Purchase Agreement

On June 18, 2007, Wave Uranium Holding (f/k/a Iron Link, Ltd.) (the “Company”), Alexandre Routkovski (“Mr. Routkovski”) and Victor Krukov (“Mr. Krulov” and collectively with “Mr. Routkowski”, the “Selling Shareholders”) and Norman Maier (“Purchaser”) entered into and closed a Stock Purchase Agreement (the “Agreement”) pursuant to which the Selling Stockholders sold 4,666,667 shares of common stock of the Company to the Purchaser in a private sale for $500,000. As a result of this transaction, the Purchaser owns approximately 93% of the Company’s issued and outstanding shares of common stock, based on 5 shares of common stock outstanding on the date of closing, and may be deemed a change in control of the Company. Mr. Maier borrowed all but $195,000 of the funds from JK Advisers Hedge Fund LLC, Panthera Bridge Fund LLC and Arrakis Inc.

Wave Uranium Acquisition

On June 18, 2007, the Company and Wave Uranium, a Nevada corporation (“Wave Uranium”) entered into and closed an Agreement and Plan of Reorganization (the “Agreement”) pursuant to which the Company acquired all of the issued and outstanding shares of common stock of Wave Uranium in exchange from 2,666,667 shares of common stock of the Company. As a result of this transaction, Wave Uranium became a wholly owned subsidiary of the Company.

In accordance with the terms of the Agreement, Alexandre Routkovski and Viktor Krukov agreed to resign as officers and directors of the Company. The Company agreed to appoint Cady L. Johnson as sole officer and director of the Company.

Furthermore, pursuant to the terms of the Agreement, the Company agreed to sell its Iron Link TV Ltd. subsidiary to its former President, Alexandre Routkovski, for cash of $14,000 and payment of $12,087.62 owed to a related party. The Company agreed not to enter the IPTV business in the province of British Columbia for a period of five years after the date of the Sale Agreement.

Item 2.01 – Acquisition or Disposition of Assets

In accordance with the description set forth above under “Item 1.01 – Wave Uranium Acquisition”, the Company agreed to sell its Iron Link TV Ltd. subsidiary to its former President, Alexandre Routkovski, for cash of $14,000 and payment of $12,087.62 owed to a related party. The Company agreed not to enter the IPTV business in the province of British Columbia for a period of five years after the date of the Sale Agreement.

Item 3.02 – Unregistered Sales of Equity Securities

In accordance with description set forth above under “Item 1.01 – Wave Uranium Acquisition”, the Company issued 2,666,667 shares of its common stock to the shareholders of Wave Uranium in exchange for 100% of the issued and outstanding shares of common stock of Wave Uranium. As a result of this transaction, there are now 9,674,667 shares of common stock outstanding. This issuance of common stock is exempt from the registration requirements under Rule 4(2) of the Securities Act of 1933, as amended.

Item 5.01 – Change of Control

See “Item 1.01 – Stock Purchase Agreement”

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On June 18, 2007, Victor Krukov resigned as secretary and directory of the Company, effective immediately. There was no disagreement or dispute between Mr. Krukov and the Company which led to his resignation.

On June 18, 2007, Alexandre Routkovski resigned as president, chief executive officer, treasurer, chief financial officer and director of the Company, effective immediately. There was no disagreement or dispute between Mr. Routkovski and the Company which led to his resignation.

On June 18, 2007, our Board of Directors appointed Cady L. Johnson as President and director of the Company. There is no understanding or arrangement between Mr. Johnson and any other person pursuant to which Mr. Johnson was selected as an executive officer and director. Mr. Johnson presently does not serve on any committee of our Board of Directors. Mr. Johnson may be appointed to serve as a member of a committee although there are no current plans to appoint him to a committee as of the date hereof should the Board of Directors create any committees. Mr. Johnson does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer. Wave Uranium has an employment contract with Mr. Johnson dated May 1, 2007 providing for compensation of $60,000 per annum, payable monthly. The agreement is at will. Wave Uranium agreed to issue Mr. Johnson 1,000,000 shares of its common stock, but had not done so as of June 18, 2007. It is expected that Mr. Johnson will be issued 66,666.66 shares of the Company pursuant to his employment contract since the Company expects to carry out a 15-for-one forward stock split in July 2007. This would be equivalent to 1,000,000 post split shares.

Cady L. Johnson has been Chief Executive Officer and President since June 18, 2007. Since 2003 he has been Principal of GeoLogic VR. From 1998 to 2003 he was a pilot for Petroleum Helicopters. In 1997 he was a pilot for Papillon Grand Canyon Helicopters. Dr. Johnson was Senior Project Hydrogeologist for Woodward-Clyde Federal Services from 1991 to 1997. From 1990 to 1991 he was Pilot/Mechanic for Helicopter Services of Nevada, and Associate/Hydrogeologist for Mifflin & Associates from 1986 to 1989. He was Assistant Research Professor at the Desert Research Institute from 1985 to 1986, Senior Hydrogeologist/Geochemist for Coffey & Partners Pty. Ltd. in 1984, a staff consultant for Intera Environmental Consultants in 1983, and a Geologist and Research Geoscientist for Bendix Field Engineering Corp. from 1979 to 1982. Dr. Johnson received a bachelors degree in Geology from Oregon State University in 1976 and a PhD.in Geology, Hydrology/Hydrogeology from the University of Nevada, Reno. Dr. Johnson is an experienced professional pilot, rotary wing flight instructor and licensed airframe and powerplant mechanic. He is a certified infrared thermographer and certified nuclear testing equipment operator.

On June 18, 2007, our Board of Directors appointed Christopher J. LeClerc as chief financial officer of the Company. There is no understanding or arrangement between Mr. LeClerc and any other person pursuant to which Mr. LeClerc was selected as an executive officer. Mr. LeClerc does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer. Wave Uranium has an employment contract with Mr. LeClerc dated June 15, 2007 providing for compensation of $24,000 per annum, payable monthly. The agreement is at will. Wave Uranium agreed to issue Mr. LeClerc 1,500,000 shares of its common stock, but had not done so as of June 18, 2007. It is expected that Mr. LeClerc will be issued 100,000 shares of the Registrant pursuant to his employment contract since the Registrant expects to carry out a 15-for-one forward stock split in July 2007. This would be equivalent to 1,500,000 post split shares.

Christopher J. LeClerc, 33, is the Chief Financial Officer of the Company. He is also the President, Chief Financial Officer and Director of Liska Biometry, Inc. since June 2006. Prior to his employment with Liska biometry he was employed by Andover Brokerage LLC, where he was responsible for a 12-member proprietary trading desk specializing in a wide range of investment strategies. He has been a Director of Business Development and Head of OTC trading at Mercer Partners L.P., a New York-based investment bank and securities underwriter. Previously, he has served as financial consultant and equities trader for Merrill Lynch, M.H. Meyerson and ETG LLC.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

By resolution of its board of directors and the consent action of the majority shareholders, consisting of two persons and dated June 18, 2007, the Company approved the amendment of the articles of incorporation to change the name of the Company from “Iron Link Ltd.” to “Wave Uranium Holding”. The amendment was filed with the Nevada Secretary of State on or about June 22, 2007. The Registrant is also filing an amendment to its Articles of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 145,000,000 and to authorize up to 5,000,000 shares of preferred stock. This latter amendment was approved by the board of directors and is being approved by the majority shareholder.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated June 18, 2007 by and between the Company and Wave Uranium, a Nevada corporation (filed as Exhibit 2.1 to the Company’s Form 8-K, dated July 10, 2007 and incorporated herein by reference)
2.2	Agreement of Sale, dated June 20, 2007, by and between the Company and Alexandre Routkowski (filed as Exhibit 2.2 to the Company’s Form 8-K, dated July 10, 2007 and incorporated herein by reference)
3.3	Amendment to the Articles of Incorporation changing the name of the Company to “Wave Uranium Holding” (filed as Exhibit 3.3 to the Company’s Form 8-K, dated July 10, 2007 and incorporated herein by reference)
99.1	Employment Agreement by and between Wave Uranium and Cady Johnson, dated May 1, 2007 (filed as Exhibit 10.2 to the Company’s Form 8-K, dated July 10, 2007 and incorporated herein by reference)
99.2	Employment Agreement by and between Wave Uranium and Cady Johnson, dated June 15, 2007 (filed as Exhibit 10.3 to the Company’s Form 8-K, dated July 10, 2007 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wave Uranium Holding

/s/ Christopher J. LeClerc
Date: March 17, 2008	Christopher J. LeClerc Chief Financial Officer